Exhibit 23.3

Trond Mathisen
GM - Corporate Reserves Group
Murphy Oil Corporation
9805 Katy Freeway, Suite G-200
Houston, TX 77024

We hereby consent to the reference of our firm and to the use of our report conducting an audit of the Canadian Oil and Gas Properties for the Greater Tupper Montney Project effective December 31, 2021 and dated January 17, 2022 in the Murphy Oil Corporation Registration Statement Form S‑8, No. 333-256048 and 333-241837 and Registration Statement Form S‑3, No. 333-260287 and in any related prospectus, including any reference to our firm under the heading “Experts” in such prospectus.

                        McDaniel & Associates Consultants Ltd.

                        /s/ Jared W. B. Wynveen

                        Jared W. B. Wynveen, P. Eng.
                        Executive Vice President

                        February 22, 2022
                        APEGA PERMIT NUMBER: P3145

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6    Tel: (403) 262-5506    Fax: (403) 233-2744    www.mcdan.com